EXHIBIT 99.4

Mobilepro Corp. and Subsidiaries
Introduction to Unaudited Pro Forma Condensed
Consolidated Financial Statements

In January 2004, Mobilepro Corp. (“Mobilepro”) entered into a Stock Purchase Agreement with DFW Internet Services, Inc. (“DFW”). Under the purchase agreement, Mobilepro acquired 100% of the stock of DFW in exchange for 18,761,726 shares of common stock. Upon the completion of the acquisition, DFW became a wholly owned subsidiary of Mobilepro.

The acquisition will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values, and the results of DFW’s operations included in Mobilepro’s consolidated financial statements from the date of acquisition.

The following unaudited pro forma condensed consolidated balance sheet represents the pro forma financial position of Mobilepro and DFW at December 31, 2003.

The unaudited pro forma condensed consolidated statements of operations for the nine months / year ended December 31, 2003 and the year ended / three months ended March 31, 2003 reflect the combined results of Mobilepro and DFW as if the proposed combination of the two companies had occurred at the beginning of 2003. Mobilepro is a fiscal year end of March 31st, and DFW is a calendar year end of December 31st, therefore for Mobilepro the nine months ended December 31, 2003 and year ended March 31, 2003 numbers are reflected and for DFW the year ended December 31, 2003 and three months ended March 31, 2003 numbers are reflected.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

Mobilepro Corp. and Subsidiary
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2003

	Mobilepro	DFW	Note		Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash	$742,861	$25,510					$768,371
Accounts receivable, net	0	74,898					74,898

TOTAL CURRENT ASSETS	742,861	100,408				0	843,269
FIXED ASSETS — at
cost, net	25,528	86,164					111,692
Deposits	0	2,837					2,837

	$768,389	$189,409				$0	$957,798

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Note payable, current portion	$142,000	$13,050			$		$155,050
Deferred revenue	0	66,424					66,424
Convertible debentures, current portion	180,000	0					180,000
Equity line of credit	1,000,000	0					1,000,000
Accounts payable and accrued expenses	644,806	80,099					724,905

TOTAL CURRENT LIABILITIES	1,966,806	159,573				0	2,126,379

Note payable, net of current portion	95,500	55,021					150,521
Convertible debentures, net of current portion	25,617	0					25,617

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $.001 par value; 5,000,000, 0, and 5,000,000 shares authorized, 35,425, 0, and 35,425 issued and outstanding	35	0					35
Common stock, $.001, $1 and $.001 par value - 600,000,000, 1,000 and 600,000,000 shares authorized, 155,064,766, 1,000, and 173,826,492 shares issued and outstanding	155,064	1,000	(a	)		18,762	173,826
			(a	)		(1,000)
Additional paid-in-capital	13,635,692	0	(a	)		(43,947)	13,591,745
Accumulated deficit	15,110,325)	(26,185)	(a	)		26,185	(15,110,325)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(1,319,534)	(25,185)				0	(1,344,719)

	$768,389	$715,038				$0	$957,798

See notes to pro forma financial statements.

Mobilepro Corp. and Subsidiary
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months / Year Ended December 31, 2003

	Mobilepro	DFW	Note		Adjustments		Pro Forma
Revenue	$0	$745,594			$		$745,594
Costs of sales	0	390,791					390,791

Net revenue	0	354,803				0	354,803
Operating expenses:
Professional fees and compensation	965,306	0					965,306
Rent and property costs.	84,867	0					84,867
Advertising and marketing	24,480	0					24,480
Research and development	1,620	0					1,620
Travel and meals expenses	23,053	0					23,053
General and administrative expenses	100,542	325,713					426,255
Depreciation and amortization	10,941	6,928					17,869

Total operating expenses	1,210,809	332,641				0	1,543,450

Income (Loss) from operations	(1,210,809)	22,162				0	(1,188,647)
Other income (expense)	(220,532)	(4,165)					(224,697)

Income (Loss) before provision for income taxes	(1,431,341)	17,997				0	(1,413,344)
Provision for income taxes	0	0	(b	)		0	0

Net income (loss)	$(1,431,341)	$17,997				$0	$(1,413,344)

Net loss per share — basic and diluted	$(.02)						$(0.01)

Weighted average shares outstanding	89,771,571						108,533,297

See notes to pro forma financial statements.

Mobilepro Corp. and Subsidiary
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year/ Three Months Ended March 31, 2003

	Mobilepro	DFW	Note		Adjustments		Pro Forma
Revenue	$0	$390,439			$		$390,439
Costs of sales	0	198,605					198,605

Net revenue	0	191,834				0	191,834
Operating expenses:
Professional fees and compensation	2,250,229	0					2,250,229
Rent and property costs	86,068	0					86,068
Advertising and marketing	26,034	0					26,034
Research and development	8,495	0					8,495
Travel and meals expenses	12,562	0					12,562
General and administrative expenses	80,426	187,730					268,156
Depreciation and amortization	15,352	2,357					17,709

Total operating expenses	2,479,166	190,087				0	2,669,253

Income (Loss) from operations	(2,479,166)	1,747				0	(2,477,419)
Other income (expense)	(7,292,223)	(940)					(7,293,163)

Income (Loss) before provision for income taxes	(9,771,389)	807				0	(9,770,582)
Provision for income taxes	0	0	(b	)		0	0

Net income (loss)	$(9,771,389)	$807				$0	$(9,770,582)

Net loss per share — basic and diluted	$(.45)						$(0.24)

Weighted average shares outstanding	21,802,658						40,567,384

See notes to pro forma financial statements.

Mobilepro Corp. and Subsidiary
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed balance sheet at December 31, 2003 and the unaudited pro forma condensed consolidated statements for the nine months / year ended December 31, 2003 and the year ended / three months ended March 31, 2003, to reflect the proposed combination of Mobilepro Corp. and DFW Internet Services, Inc..

(a) To record the stock issuance for DFW Internet Services.

(b) There is no income tax provision for 2003 due to the carryover of the net operating losses.

Pro forma earnings per share is based on the pro forma weighted average number of shares outstanding as follows:

	Nine Months Ended	Year Ended
	December 31, 2003	March 31, 2003
Mobilepro’s. weighted average shares outstanding	89,771,571	21,802,658
Before acquisition
Shares issued in acquisition of DFW Internet Services, Inc.	18,761,726	18,761,726
Mobilepro’s weighted average shares outstanding After acquisition	108,533,297	40,567,384

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